UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a comprehensive review of the Oasis Petroleum Inc. (the “Company”) 2020 incentive compensation program, the Company and its Board of Directors (the “Board”) determined that certain revisions to the 2020 incentive compensation program were appropriate to effectively incentivize employees. In light of low oil prices and commodity price volatility, the COVID-19 pandemic, and other recent developments that create risks and uncertainties for the Company and its workforce, the Board approved the revised 2020 incentive compensation program on June 8, 2020.
Including the Company’s named executive officers, the revised 2020 incentive compensation program applies to all of the Company’s approximately 450 employees and results in approximately 50%, or $15.5 million, paid immediately with the remainder paid over the next 12 months. The Board and the Company believe this new compensation program is critical to retain the Company’s workforce and incentivize performance.
Executive Compensation Program
As previously disclosed in the Company’s proxy statement filed on March 30, 2020, the 2020 long-term incentive awards for the Company’s named executive officers were reduced by over 50% for each named executive officer relative to the officer’s target award opportunity for 2019.
Under the revised 2020 incentive compensation program, the 2020 long-term incentive awards have been forfeited and the Company’s named executive officers will have an opportunity to receive target variable compensation in an amount that represents the following reduction relative to their 2019 target variable compensation (i.e., 2019 target annual cash incentive award opportunity and 2019 target long-term incentive award opportunity):
•47% for Thomas B. Nusz, Chairman and Chief Executive Officer;
•47% for Taylor L. Reid, President and Chief Operating Officer;
•45% for Michael H. Lou, Executive Vice President and Chief Financial Officer; and
•45% for Nickolas J. Lorentzatos, Executive Vice President, General Counsel and Corporate Secretary.
For the Company’s named executive officers and certain other senior employees, the target variable compensation will be paid as follows:
•25% will be prepaid with an obligation to refund up to 100% of the compensation (on an after-tax basis) if certain specified incentive metrics measured on a quarterly basis are not achieved from July 1, 2020 to December 31, 2020;
•25% will be earned and payable following the achievement of certain specified incentive metrics measured on a quarterly basis from January 1, 2021 to June 30, 2021; and
•50% will be prepaid with an obligation to refund the compensation (on an after-tax basis) if they do not remain employed for a period of up to 12 months, unless they are terminated without cause or resign for good reason.
Non-executive Compensation Program
For all other participants, the target variable compensation will be paid as follows:
•40% will be earned and payable following the achievement of certain specified incentive metrics measured on a quarterly basis from July 1, 2020 to June 30, 2021;
•40% will be paid on a quarterly basis over a 12-month period, subject to their continued employment; and
•20% will be paid immediately.
As a condition to participating in the revised 2020 incentive compensation program, all participants are required to waive participation in the Company’s 2020 annual cash incentive plan and forfeit all 2020 long-term incentive awards.
Non-Employee Director Compensation Program
The Board also revised the Company’s non-employee director compensation program. Under the revised program, the 2020 equity incentive (restricted stock) awards have been forfeited, and the Company’s non-employee directors will receive cash compensation in an amount that represents an approximately 50% reduction relative to their 2019 equity incentive awards. All non-employee director compensation will be paid in cash on a quarterly basis.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: June 12, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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